Exhibit 23.1

                       SADLER, GIBB & ASSOCIATES, L.L.C.
                       Registered with the Public Company
                           Accounting Oversight Board


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Goff Corp.

As independent registered public accountants, we hereby consent to the use of our report dated August 13, 2011, with respect to the financial statements of Goff Corp., in its registration statement on Form S-1 relating to the registration of 7,090,000 shares of common stock. We also consent to the reference of our firm under the caption "interests of name experts and counsel" in the registration statement.


                                     /s/ SADLER, GIBB AND ASSOCIATES, LLC
                                     -------------------------------------------
                                     Salt Lake City, UT
                                     October 10, 2011